EXHIBIT 10.35
                                 PROMISSORY NOTE


$57,742.20                                                     November 9, 2001

     FOR VALUE RECEIVED, Gary Stoller (the "Maker"), with an office at 26 Harbor Park Drive, Port Washington, New York 11050, promises to pay to the order of Sandata Technologies, Inc., a Delaware corporation (the "Payee"), with its principal place of business at 26 Harbor Park Drive, Port Washington, New York 11050, or at such other place as the holder hereof may from time to time designate in writing, in immediately available funds, the principal sum of FIFTY SEVEN THOUSAND SEVEN HUNDRED FORTY TWO AND 20/100 DOLLARS ($57,742.20), with interest thereon computed from the date hereof at the rate of eight and one-half percent (8 1/2 %) per annum, compounded annually. Interest shall accrue and be payable annually on November 9, 2002, 2003 and 2004. Principal and any accrued and unpaid interest shall be payable on November 9, 2004.

     The holder of this Note shall have full recourse against the undersigned.

     If any of the following events or conditions shall happen or occur (in any case an "Event of Default"): (i) a default by the Maker in the due and punctual payment of any amount due hereunder; (ii) the sale of all or substantially all of the assets of the Maker; (iii) the application by the Maker for, or consent by the Maker to, the appointment of a receiver, trustee or liquidator of itself or of its property; (iv) the admission in writing by the Maker of his inability to pay his debts as they mature; (v) a general assignment by the Maker for the benefit of creditors; (vi) the adjudication of the Maker as a bankrupt or insolvent; (vii) the filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or and arrangement with creditors; (viii) the Maker's taking advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or the Maker's filing an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (ix) the Maker having an involuntary petition in bankruptcy filed against it which is not dismissed or discharged within ninety (90) days, then and in each and every such Event of Default, the Payee may, without notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all cost and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

     The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, any and all counterclaims and / or rights of set off and trial by jury and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and may release any guarantor, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail or nationally recognized overnight courier to the Maker or the Payee at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

     Payee shall be entitled to assign all or any portion of its right, title and interest in and to this Note without notice to the Maker, provided that the Maker shall continue to make payments required hereunder to Payee until Maker has received notice of change of payee as provided herein.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, second to any interest on the principal balance outstanding hereunder, and third to principal.

     This Note may be prepaid in whole or in part upon three (3) days' prior written notice to Payee without penalty together with interest thereon up to and including the date of such prepayment. All prepayments of principal hereunder shall include payment of interest up to and including the date of prepayment. In the event that the Maker shall prepay this Note in part, then the principal amount of such prepayment in part shall be applied to the then unpaid installments of principal in the inverse order of their maturity and the amount of all payments due hereunder shall not be reduced or stayed.

     This Note shall be governed by the laws of the State of New York, excluding choice of law principles thereof. In the event any clause or part of this Note shall be held or declared to be void, illegal or invalid for any reason, all other clauses or parts of this Note which can be effected without such void, illegal or invalid clause or part shall nevertheless continue in full force and effect.

                                                   ----------------------------
                                                        Gary Stoller